SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8 - K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 20, 2003


                              Data I/O Corporation
             (Exact name of registrant as specified in its charter)


                                   Washington
                 (State of other jurisdiction of incorporation)


                               0-10394 91-0864123
           (Commission File Number) (IRS Employer Identification No.)


                 10525 Willows Road N.E., Redmond, WA 98073-9746
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (425) 881-6444


                                 Not Applicable
          (Former name or former address, if changed since last report)


                               Page 1 of 4 Pages

Item 9.  Regulation FD Disclosure

A copy of a press release made on February 20, 2003 entitled "Data I/O reports fourth quarter profits" follows:


Data I/O Corporation
10525 Willows Road N.E.
Redmond, WA 98052
Tel: (425) 881-6444
Fax:(425) 881-6856

For information please contact:

Joel Hatlen                                                   Fred Hume
VP Finance/CFO                                                President/CEO
425/881-6444                                                  425/881-6444

                     DATA I/O REPORTS FOURTH QUARTER PROFITS

Redmond,  Washington  (February  20, 2003) -- Data I/O(R)  Corporation  (NASDAQ:
DAIO) today announced a net income for the fourth quarter of 2002 of $251,000, or $0.03 per share, compared to a net loss of $1.4 million, or ($0.18) per share, for the fourth quarter of 2001. Revenues for the fourth quarter of 2002 were $6.2 million, compared to $6.0 million for the fourth quarter of 2001.

Gross margins increased in dollars and as a percentage of sales for the fourth quarter of 2002 compared with the same period of 2001, primarily due to reduced costs resulting from the Company's restructuring actions taken during the last year, unfavorable inventory reserves recorded in 2001 and the impact of the weakening US dollar versus the Euro. Operating expenses were significantly reduced due to the Company's restructuring actions partially offset by increases in rent expense, due to rate increases and the expiration of a sublease. Restructuring charges of $135,000 in the fourth quarter of 2002 compared with $252,000 in the fourth quarter of 2001 were each associated with workforce reductions.

"I am pleased to report success in managing Data I/O's return to profitability and improving our cash position. The Company remains in a strong financial position with a cash and short-term investment position of $5.4 million and no debt at the end of the fourth quarter," stated Fred Hume, President and CEO. "I am pleased to see key manufacturing new product customers making repeat purchases of our products."

First Quarter 2003 Forward-Looking Statement: Management is committed to long-term profitable growth and has reason to believe that the financial results for the current quarter will be in line with the previous quarter. However, there are economic and political forces affecting the Company's customers that could impact the Company's financial performance. For this reason, the Company has decided not to provide specific earnings guidance.

Web-Cast Conference Call: The Company has scheduled a conference call for Thursday February 20, 2003 at 1:30 p.m. Pacific Time regarding its fourth quarter results and the outlook for the first quarter that will be broadcast on the web. Please see Data I/O Corporation's web site at "http://www.data-io.com" for details.

Forward-Looking Statements: Statements in this news release concerning future revenues, future results from operations, breakeven operations, financial position, economic conditions, and any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements. These factors include uncertainties as to levels of orders, ability to record revenues based upon the timing of product deliveries and installations, market acceptance of new products, changes in economic conditions and market demand, pricing and other activities by competitors, and other risks including those described from time to time in the Company's filings on Forms 10K and 10Q with the Securities and Exchange Commission (SEC), press releases and other communications.

Corporate Information: Celebrating 30 years of innovative leadership in the device programming industry, Data I/O Corporation provides manual and automated device programming systems that specifically address the requirements of engineering and manufacturing customers. The Company, which is publicly traded (NASDAQ: DAIO), is headquartered in Redmond, Wash., and has sales and service offices worldwide. The Company's worldwide web address is http://www.data-io.com.

                                       ###

                                                      DATA I/O CORPORTION
                                             COMPARATIVE STATEMENTS OF EARNINGS
                                            (in thousands except per share data)

                                                         Fourth Quarter                       Twelve Months Ended
                                               ---------------------------------   ----------------------------------
                                                                       Percent                              Percent
                                                12/31/02   12/31/01    Change        12/31/02   12/31/01    Change
                                              ---------------------------------   ----------------------------------
Net sales                                         $6,209     $5,979        3.8%       $22,838     $26,826     -14.9%
Gross margin                                       3,504      2,848       23.0%        11,282      11,748      -4.0%
Gross margin as percent of sales                   56.4%      47.6%                     49.4%       43.8%
Operating expenses:
  Research & development                           1,195      1,587      -24.7%         5,331       6,740     -20.9%
  Selling, general and administrative              1,877      2,250      -16.6%         8,254       9,707     -15.0%
  Provision for business restructure                 135        252      -46.4%           632       1,211     -47.8%

                                               ---------------------               -----------------------
Operating income (loss)                              297     (1,241)                   (2,935)     (5,910)
Non-operating income (expense):
  Interest, net                                       12         41                        69         223
  Foreign currency exchange                         (122)       (38)                     (301)        (99)

                                               ---------------------               -----------------------
Income/(loss) from operations before taxes           187     (1,238)                   (3,167)     (5,786)

Income tax expense                                  (64)        132                      (61)         224

                                               ---------------------               -----------------------
Net income/(loss)                                   $251    $(1,370)                  $(3,106)    $(6,010)
                                               ---------------------               -----------------------

Diluted earnings/(loss) per share                  $0.03     $(0.18)                   $(0.40)     $(0.79)

Diluted weighted average shares outstanding        7,783      7,614                     7,704       7,572


                                                                    CONDENSED BALANCE SHEET
                                                                            (in thousands)
                                                                    ------------   -----------
                                                                       12/31/02      12/31/01
                                                                    ------------   -----------
Cash and cash equivalents                                               $ 4,383       $ 2,656
Short-term investments                                                    1,076         3,236
Accounts receivable, net                                                  4,328         5,666
Inventories                                                               4,476         6,388
Other current assets                                                        509           485
Land, building and equipment                                              1,508         1,741
Other long-term assets                                                       87           168
                                                                    ------------   -----------
                 Total assets                                           $16,367       $20,340
                                                                    ============   ===========


Current liabilities                                                     $ 5,647       $ 6,421
Deferred gain on sale of property                                         1,435         1,765
Shareholders' equity                                                      9,285        12,154
                                                                    ------------   -----------
  Total liabilities and shareholders' equity                            $16,367       $20,340
                                                                    ============   ===========

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Data I/O Corporation


February 20, 2003                   By //s//Frederick R. Hume
                                    Frederick R. Hume
                                    President
                                    Chief Executive Officer


                                    By //s//Joel S. Hatlen
                                    Joel S. Hatlen
                                    Vice President - Finance
                                    Chief Financial Officer
                                    Secretary and Treasurer